Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
     In connection with the Quarterly Report of The Cronos Group (the “Company”) on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Dennis J. Tietz, the Chief Executive Officer of the Company, and Frank P. Vaughan, the Chief Financial Officer of the Company, certify, based on their knowledge, that:
(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
     November 13, 2006
     /s/ DENNIS J. TIETZ
     Dennis J. Tietz, Chief Executive Officer
     /s/ FRANK P. VAUGHAN
     Frank P. Vaughan, Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

*	This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, is not deemed to be “filed” with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.